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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

             Name                                Jurisdiction of Incorporation/Organization
             ----                                ------------------------------------------

     MMI Management, Inc.                                         Delaware
 MMI Management Services, L.P.                                    Delaware
      Hallett FSC, Inc.                                     U.S. Virgin Islands